Exhibit 10.1

PUBLIC HEALTH SERVICE

COMMERCIAL EVALUATION LICENSE AGREEMENT

This Agreement is entered into between the National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug Administration ("FDA"), hereinafter singly or collectively referred to as "PHS", agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS") through the Office of Technology Transfer, National Institutes of Health, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A. and U.S. Biodefense, Inc. ("Licensee"), a corporation of Utah, having an office at 13674 East Valley Blvd., City of Industry, CA 91746.

1.

Definitions:

a.

"Licensed Patent Rights" means PCT or U.S. patent application(s) (including provisional patent application(s)) and/or patents and all foreign counterparts as follows: U.S. Patent Application Serial No./U.S. Provisional Patent Application Serial No. 60/555,268 filed March 22, 2004 entitled “Cellular and Viral Inactivation”.

b.

"Licensed Products" means tangible materials which, in the course of manufacture, use, sale, or importation would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

c.

“Licensed Processes” means processes which, in the course of being practiced would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.

Licensee wishes to obtain a license to evaluate the commercial applications of the Licensed Products and Licensed Processes and any inventions claimed in the Licensed Patent Rights.

3.

Licensee intends to conduct laboratory experiments under this Agreement to evaluate the suitability for commercial development of inventions encompassed by the Licensed Patent Rights and the Licensed Products and Licensed Processes in the Field(s) of Use of ________________________.

4.

Licensee represents that it has the facilities, personnel, and expertise to evaluate the commercial applications of the Licensed Products, Licensed Processes, and the inventions encompassed by the Licensed Patent Rights, and that it will expend reasonable efforts and resources on research and development of potential commercial products using the Licensed Products, Licensed Processes, and the inventions encompassed by the Licensed Patent Rights.

5.

PHS hereby grants to Licensee a nonexclusive license for evaluation purposes to make and use but not to sell the Licensed Products and Licensed Processes and products and processes encompassed within the scope of a claim in the Licensed Patent Rights.  Licensee agrees that any commercial or industrial use or sale of any such products or processes, including any formalized in-house screening programs, other than for evaluation purposes, will be made only pursuant to the terms of a commercialization license to be negotiated in good faith by the parties.  The rights provided herein are provided for the evaluation of commercial applications only and not for commercial use.

6.

Licensee agrees to retain control over the Licensed Products and Licensed Processes, and not to distribute them to third parties without the prior written consent of PHS.

7.

Licensee agrees that this Agreement does not preclude PHS from distributing the Licensed Products and Licensed Processes to third parties for research or commercial purposes.

8.

In consideration of the grant in Paragraph 5, Licensee hereby agrees to pay PHS a royalty in the sum of U.S. $3,500 (Three Thousand Five Hundred Dollars).  Payment is due within thirty (30) days of Licensee's execution of this Agreement.  This royalty shall be paid in U.S. dollars.  For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due.  All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to "NIH/Patent Licensing."  All such payments shall be sent to the following address:  NIH, P.O. Box 360120, Pittsburgh, PA 15251-6120.  Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Licensee.  Interest and penalties may be assessed by PHS on any overdue payments in accordance with the Federal Debt Collection Act.  The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

9.

This Agreement shall become effective on the date when the last party to sign has executed this Agreement and shall expire six (6) months from its effective date.  Upon termination or expiration of this Agreement, Licensee shall return all Licensed Products to PHS or provide PHS with certification of their destruction, unless Licensee has executed a commercialization license for the Licensed Patent Rights.

10.

In the event that Licensee is in default in the performance of any material obligation under this Agreement, and if the default has not been remedied within ninety (90) days after the date of written notice of such default, PHS may terminate this Agreement by written notice.

11.

Licensee acknowledges that third parties also may be evaluating the Licensed Patent Rights, the Licensed Products, or the Licensed Processes for a variety of commercial purposes, and no guarantee can be made, should Licensee apply for a license, that such a license would be available for any particular field of use.  PHS agrees to notify Licensee promptly if it receives from another company an exclusive license application in the Field(s) of Use described in Paragraph 3.

12.

Licensee is encouraged to publish the results of its research projects using the Licensed Products or the Licensed Processes.  In all oral presentations or written publications concerning the Licensed Products or the Licensed Processes, Licensee will acknowledge the contribution by the named inventors to the Licensed Products or the Licensed Processes, unless requested otherwise by PHS or the named inventors.

13.

Licensee agrees to submit in confidence a final report to PHS within thirty (30) days of termination or expiration of this Agreement outlining in general its results of commercial evaluation of the Licensed Patent Rights, the Licensed Products, and the Licensed Processes provided by this Agreement.

14.

PHS agrees, to the extent permitted by law, to treat in confidence for a period of three (3) years from the date of disclosure any of Licensee's written information about the Licensed Patent Rights, the Licensed Products, or the Licensed Processes that is stamped "CONFIDENTIAL" except for information that was previously known to PHS, or that is or becomes publicly available, or that is disclosed to PHS by a third party without an obligation of confidentiality.

15.

NO WARRANTIES, EXPRESS OR IMPLIED, ARE OFFERED AS TO THE FITNESS FOR ANY PURPOSE OF THE LICENSED PROCESSES OR LICENSED PRODUCTS PROVIDED TO LICENSEE UNDER THIS AGREEMENT, OR THAT THE LICENSED PATENT RIGHTS MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENT RIGHTS.  LICENSEE accepts license rights to the Licensed Patent Rights, the Licensed Products, and the Licensed Processes "as is", and PHS does not offer any guarantee of any kind.

16.

Licensee agrees to indemnify and hold harmless PHS and the Government of the United States of America from any claims, costs, damages, or losses that may arise from the practice of the Licensed Patent Rights or through the use of the Licensed Products or the Licensed Processes.

17.

Neither party shall have any obligation to take any action with regard to an infringement of Licensed Patent Rights by a third party.

18.

Licensee agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including PHS and DHHS regulations and guidelines.  Licensee agrees not to use the Licensed Processes or the Licensed Products for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46.  Licensee agrees not to use the Licensed Processes or Licensed Products for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities.  Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

19.

This Agreement shall be construed in accordance with U.S. Federal law, as interpreted and applied by the U.S. Federal courts in the District of Columbia.  Federal law and regulations will preempt any conflicting or inconsistent provisions in this Agreement.  Licensee agrees to be subject to the jurisdiction of U.S. courts.

20.

This Agreement constitutes the entire understanding of PHS and Licensee and supersedes all prior agreements and understandings with respect to the Licensed Patent Rights, the Licensed Products, and the Licensed Processes.

21.

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

22.

Paragraphs 12, 14, 15, and 16 of this Agreement shall survive termination of this Agreement.

SIGNATURES BEGIN ON NEXT PAGE

PHS COMMERCIAL EVALUATION LICENSE AGREEMENT

SIGNATURE  PAGE

In Witness Whereof, the parties have executed this Agreement on the dates set forth below.  Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

_____________________________________________

_______________

Steven M. Ferguson

Date

Director, Division of Technology Development and Transfer

Office of Technology Transfer

National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland  20852-3804  U.S.A.

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

by:

_____________________________________________

_______________

Signature of Authorized Official

Date

_____________________________________________

Printed Name

_____________________________________________

Title

Official and Mailing Address for Notices:

_____________________________________________

_____________________________________________

_____________________________________________

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. ?? 3801-3812 (civil liability) and 18 U.S.C. ? 1001 (criminal liability including fine(s) and/or imprisonment).